UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2006
MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-10651 (Commission File Number)	43-1455766 (IRS Employer Identification No.)
16401 Swingley Ridge Road, Seventh Floor, Chesterfield, Missouri 63017
(Address of principal executive offices)
(636) 733-1600
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Effective with the previously announced completion of Maverick Tube Corporation’s (the “Registrant”) merger with a subsidiary of Tenaris S.A. (the “Merger”) on October 5, 2006, C. Robert Bunch, Chairman, Chief Executive Officer and President (principal executive officer), Joyce M. Schuldt, Senior Vice President — Finance, Chief Financial Officer and Secretary (principal accounting officer) and T. Scott Evans, Senior Vice President and President — Maverick Energy Group (principal operating officer) have all been terminated from their positions with the Registrant. Effective with the completion of the Merger, German Cura has been appointed President and Chief Executive Officer and Milton Brice has been appointed Chief Financial Officer, Senior Vice President and Secretary of the Registrant.
Additionally, effective with the completion of the Merger and pursuant to the Agreement and Plan of Merger, dated June 12, 2006, among the Registrant, Tenaris and OS Acquisition Corporation (“OS Acquisition”), all board members of OS Acquisition have become directors of the Registrant’s Board of Directors and the former directors of the Registrant’s Board of Directors have resigned.
The information in this Current Report on Form 8-K is “furnished”, but shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK TUBE CORPORATION

Date: October 13, 2006	By:	/s/ Milton Brice
		Name:	Milton Brice
		Title:	Chief Financial Officer, Senior Vice President and Secretary